INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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WELLENTECH SERVICES, INC.
(Name of Registrant As Specified In Charter)
______________________________

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WELLENTECH SERVICES, INC.
131 COURT STREET, #11
EXETER, NEW HAMPSHIRE 03833

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of Wellentech Services, Inc. (the “Company”) to inform shareholders of the Company of certain action adopted by the Board and approved by shareholders holding a majority in interest of the voting power of the Company.  This Information Statement will be mailed on approximately September 8, 2008 to shareholders of record of the Company’s Common Stock as of August 25, 2008 (“Record Date”).   Specifically, this Information Statement relates to the following two (2) matters:

1.  Amendment and Restatement of the Articles of Incorporation.

On August 25, 2008, the Board adopted a proposal to file an Amended and Restated Certificate of Incorporation in which certain existing provisions would be amended, certain existing provisions would be retained, and certain new provisions would be added so as to amend the Certificate of Incorporation of the Company to:

(a)  change the name of the corporation;
(b) change the authorized capital stock, with the addition of authorization for preferred stock as well as a reduction in the number of authorized shares of common stock;
(c) amend the purposes of the corporation;
(d) add provisions governing the Board of Directors;
(e)  add a provision limiting the liability of directors;
(f)  permitting the votes of interested directors to be counted in certain transactions;
(g)  add a provision for the indemnification of officers and directors; and
(h)  add a provision permitting the Board of Directors to approve future stock splits without a vote of the stockholders without affecting the authorized capital stock.

2.  Approval of The 2008 Employees Compensation and Stock Option Plan and The 2008 Stock Option Plan.

On August 25, 2008, a shareholder holding a majority in interest of the voting power of the Company (80.4%) approved the amendments and the two Plans and as a result no further votes will be needed.  In addition to the actions taken which received shareholder approval, the Board of Directors took other actions, which did not require shareholder approval including:

1.  The adoption of a Code of Ethics, a Code of Conduct, an Insider Trading Policy, a Disclosure Policy and a Whistleblower Policy; and
2.  Declaration and approval of a two-for-one (2-for1) forward stock split to shareholders of record on August 25, 2008.

These actions are discussed at the end of this Information Statement.

The filing of the Amended and Restated Certificate of Incorporation with the Nevada Secretary of State, which will effect the foregoing amendments, will not be done until a date which is at least twenty (20) days after the mailing of this definitive Information Statement.  This Information Statement will be sent on or about September 8, 2008 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

This Information Statement is being furnished to you to inform you of the actions taken s required by rules and regulations of the Securities and Exchange Commission, and, in addition, to satisfy any requirements of notice under the Nevada Corporation Law.  You are urged to read this Information Statement in its entirety for a description of the actions taken by the Board of Directors and approved by the majority shareholder of the Company.

Yours truly,

/s/ James D. Beatty
Chairman of the Board

This Information Statement is to inform you of the actions taken by the Board of Directors of the Company and approved by the majority shareholder of the Company, on August 25, 2008 and to discuss the purposes and reasons for such actions.

PURPOSES OF
 AMENDMENTS OF CERTIFICATE OF INCORPORATION
AND
ADOPTIONS OF STOCK COMPENSATION AND OPTION PLANS

The Company was organized on November 7, 2005 to design and install systems for data, voice, video and telephonic communications.  To date, however, the Company has had minimal success in obtaining contracts, has raised only minimal seed capital, and lacks the business, on the one hand, to attract additional financing, and lacks the financing, on the other hand, to expand its current business activities.  Given the substantial competition in its current business field, the Company’s Board of Directors has decided to pursue an alternative business plan.

On August 25, 2008 the Board of Directors approved the acquisition of a business plan and concept proposed by Richard C. Fox, a business attorney.  In summary, the plan calls for the acquisition of mezzanine stage companies which require capital of up to $2,000,000, the funding of those acquired subsidiaries, the providing of certain management and business services to such subsidiaries, and the spinning off of such subsidiaries when they achieve a sufficient level of success to be a stand-alone public company.

To accomplish the acquisition of the business plan and concept, the Company’s President and majority shareholder, Irwin Rapoport, transferred 11,500,000 of the shares of common stock of the Company owned by him to Mr. Fox.  The effect is that the Company has not paid directly for the acquired business plan and concept.

To position the Company for its transition of business, the Board of Directors has reviewed the Articles of Incorporation and as a result of perceived deficiencies has recommended the changes outlined above and discussed below.  In addition, with a view to recruiting and incentivizing executives to implement the new business plan and concept, the Board adopted both a 2008 Employees Compensation and Stock Option Plan, permitting the issuance of shares or of common stock purchase warrants, and a 2008 Stock Option Plan, permitting the issuance of both qualified and non-qualified stock options.

 In summary, the purpose of filing the Amended and Restated Certificate of Incorporation as discussed below in more detail is to position the Company for the change in the business plan and to implement it, while the purpose of approving the stock compensation and stock option plans is to attract and reward executives, key employees, and general Company employees in implementing and exploiting the new business plan.

The filing of a Certificate of Amendment with the Nevada Secretary of State, which will effect the foregoing amendment, will not be done until a date which is at least twenty (20) days after the mailing of this definitive Information Statement.  This Information Statement will be sent on or about September 8, 2008 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

VOTING SECURITIES

The Record Date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on August 25, 2008.  The amendments to the Certificate of Incorporation and its Restatement requires the affirmative vote of a simple majority of the issued and outstanding voting stock.

Likewise, the approval of the incentive stock option plan requires the affirmative vote of a simple majority of the issued and outstanding voting stock.  On such date, the Company had issued and outstanding 14,925,000 shares of its Common Stock (no shares of Preferred Stock were authorized and therefore none were issued or outstanding).  Accordingly, on the Record Date there were a total of 14,925,000 votes, and the Company has received a majority of such votes (12,000,000 votes, or 80.4%) approving the Amendments and the Restatement.  Pursuant to Nevada law, there are no dissenter’s or appraisal rights relating to the actions taken.

INTEREST OF CERTAIN PERSONS IN MATTER BEING ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting  from the amendment to the Certificate of Incorporation described herein which is not shared by all other shareholders pro rata and in accordance with their respective interests.

STOCK OWNERSHIP/PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of the Record Date by: (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors as a group.  Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all the shares shown as beneficially owned by them.

Name & Address	Number of Shares as of 8/25/08(1)	Percentage as of 8/25/08
Irwin Rapoport 7415 Sherbrooke St., West #1 Montreal, Quebec, Canada H4B 1S2	12,000,000[2]	80.4%

James D. Beatty 141 Adelaide St., West, Suite 500 Toronto, Ontario, Canada	100,000.67%

Richard C. Fox 131 Court Street, #11 Exeter, New Hampshire 03833	-0-[3]	0%
__________
(1)	Based on 14,925,000 common shares issued and outstanding as of August 21, 2008
(2)	Includes 11,500,000 shares being transferred to Mr. Fox for acquisition of the business plan and concept
(3)	Does not include 11,500,000 shares being transferred from Mr. Rapoport for the purchase of the business plan and concept

MANAGEMENT/EXECUTIVE OFFICERS
(former and in-coming)

The Directors and Executive officers of the Company are identified in the table below.  Each Director serves for a one-year term or until a successor is elected and has qualified. Currently, our Directors are not compensated for their services.

Name	Age	Position
Irwin Rapoport	44	President/CEO, Director (resigned)
James D. Beatty	63	Chairman of the Board
Richard C. Fox	74	Secretary (in-coming President and Director)

At the meeting of the Board on August 25, 2008, upon approval by the Board of the change in business plan, which obviated the need for Mr. Rapoport’s expertise, Mr. Rapoport resigned as a director and as an officer and Mr. Fox was elected as a director and as the President/CEO.

Irwin Rapoport, former President and former Director:
Irwin Rapoport was appointed as our President, Chief Executive Officer, Chief Financial officer and a member of the Board of Directors as of November 7, 2005. Mr. Rapoport brings several years of experience in journalism and writing. For the past 10 years, Mr. Rapoport has been an independent writer and has covered a variety of subjects for various publications and newspapers, with a focus on construction, architecture and business affairs. His publications have appeared with the most frequency in The Suburban (2001-2003), and The Daily Commercial News and Construction Record (2003 -) In addition to journalism, Mr. Rapoport provides editorial comment for and public relations for various organizations, including the English Montreal School Board.  As noted above, Mr. Rapoport resigned as an officer and as a director at the meeting on August 25, 2008.

James D. Beatty, Chairman of the Board:
Jim Beatty was appointed to our Board of Directors on May 30, 2006. He founded Trinity Capital Corporation in 1982 and Trinity Capital Securities Limited in 1988. Trinity Capital is an independent Merchant Bank located in Toronto, focusing on providing growth capital to small and medium sized companies in Southern Ontario. Providing capital along with other key elements such as management enhancement, strategic planning and implementation, and responsible corporate governance are Trinity’s areas of expertise which allow organizations to grow.

Mr. Beatty has over thirty years experience in the investment industry and for the past twenty plus years has focused on the financing and development of small and medium sized enterprises. Mr. Beatty has sat on over 30 public company boards in both Canada and the United States. For many of these companies he has chaired the Audit Committee or the Compensation Committee.

Richard C. Fox, Secretary, in-coming director and in-coming President/CEO:
Mr. Fox is a practicing attorney, licensed in Pennsylvania and Florida, who was first admitted to the bar in 1961.  Since 1997 he has been the principal of Fox Law Offices, P.A., a Florida professional association for the practice of law.  In 2004, Mr. Fox founded i dolci, Inc., a Providence, R.I. based manufacturer of gelato which is sold throughout New England and in the South, both under private labels and under the brand “Roba!Dolce”.

COMPENSATION OF MANAGEMENT

Compensation of Directors

Currently, our directors are not compensated for their services as directors. Both directors have been active in the organization and structuring of the Company, but there are no plans to compensate them for those services.  However, commencing on September 1, 2008, directors will be compensated for their services, which include specifically assigned areas of managerial oversight, in shares of the Company’s common stock.  The number of shares to be issued will be calculated by dividing the deemed dollar compensation by 85% of the average Closing price of the Company’s common stock for the preceding month; prior to the commencement of formal trading, the average price will be deemed to be $5 per share. The Chairman of the Board will receive monthly deemed dollar compensation of $6,000; the Vice-Chairman, if any, will receive monthly deemed dollar compensation of $5,500 and each director will received monthly deemed dollar compensation of $5,000.

Compensation of Officers

Since the Company’s formation, Mr. Rapoport, the Company’s sole officer until the recent appointment of Richard C. Fox as Secretary, has not been compensated for those services.  Mr. Fox has not received any compensation for his services as an officer.  As noted above, Mr. Rapoport has resigned as a director and as the President/CEO and Mr. Fox has been elected to fill both positions.  For the balance of 2008, Mr. Fox will be compensated as an attorney for the preparation of all of the documents required to implement the Company’s new business plan.  Commencing January 1, 2009 Mr. Fox will be compensated as a corporate officer.  In both cases the monthly fees/salary will be $20,000, commencing September 1, 2008.

AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION

The following are the changes to the Articles of Incorporation which were recommended by the Company’s Board of Directors and approved by the shareholder having a majority in interest of the voting power, together with the reasons for such changes:

1.  The name of the Company is being changed from “Wellentech Services, Inc. to Implex Corporation”.  The change in name is intended to reflect the change in the Company’s business plan and to give a name more likely to be remembered by investors and potential investors.   “Implex” is an acronym derived from “Imaginative Planned Expansion”

2.  The purposes for which the Company is organized are being changed from “Telecommunications” to the general form, “to do or engage in any lawful business for which corporations may be organized under the Nevada General Corporation Law”.  The original puprpose obviously does not fit the current business plan of the Company and the permitted general form will avoid any future problems about the Company’s ability to conduct its business.

3.  The authorized capital structure is being changed from only common stock to one with both preferred stock and common stock.. At present, the Company is authorized to issue 160,000,000 shares of common stock having a par value of $.001 per share.  This is being changed to authorization to issue 100,000,000 shares of preferred stock having a par value of $.001 per share and 100,000,000 shares of common stock. also having a par value of $.011 per share.  The new business plan assumes the issuance of convertible preferred stock in the acquisition of portfolio companies; hence the need for the authorization of preferred stock.  At the same time, the Company is unlikely to need as many as 160,000,000 shares of common stock; hence the reduction of the authorized number of shares.

4.  An Article will be added outlining the Board of Directors.  The current Articles of Incorporation lack any definition of the Board.  The new provision will set the number of directors at no fewer than one (1) and no more than twenty-one (21), to be elected annually, with the proviso that a director will serve until his successor is duly elected and qualified, although such service is for more than a year.  The provision will permit vacancies, including vacancies resulting from an increase in the number of directors, to be filled by the Board.

5.  An Article will be added limiting the liability of directors in accordance with the authorization of the Nevada Corporation Law.  The current Articles do not contain any such limitation.  Such a provision is considered a requirement for the Company to recruit qualified directors, especially in the absence of D&O insurance and given the Company’s lack of substantial assets from which to provide meaningful indemnification.

6.  An Article will be added permitting the Company to enter into contracts with its directors and with firms in which any of its directors are shareholders, owners, directors, officers, or otherwise interested, provided that such contracts are in the ordinary course of business, with interested directors being permitted to vote on such transactions.  The current Articles do not contain such a provision.  Although such authorization is in the Nevada Corporation Law, it has been felt advisable to add the provision to the Articles of Incorporation in view of the more likely potential for such eventuality arising, given the Company’s new business plan, that might otherwise be the case.

7.  An Article will be added adding provisions for indemnification of officers and directors.  The current Articles do not contain any provision for indemnification.  Such a provision is authorized by the Nevada Corporation Law, and it is considered a requirement for the Company to recruit qualified directors, especially in the absence of D&O insurance.

8.  An Article will be added permitting the Board of Directors to authorize and declare stock splits (reverse splits and forward splits) without a shareholder vote without thereby impacting the number of shares of stock authorized.  The current Articles do not contain any such provision, which is permitted by the Nevada Corporation Law.  The Board desires to provide for greater flexibility by permitting the declaration of splits without requiring a vote of the shareholders, which can be time-consuming in what may be a time sensitive situation.  The Nevada Corporation Law gives the Board such authority, but also provides that in that event the split would affect the authorized number of shares, not only the issued and outstanding shares.  This provision will allow the Board to take such action without affecting the authorized number of shares.

NOTE:  The Amended and Restated Articles of Incorporation as intended to be filed with the Secretary of State of Nevada are attached hereto as an exhibit and made a part hereof.   Reference is hereby made to such exhibit for the specific wording of each of the foregoing provisions.

OTHER ACTIONS OF THE BOARD
NOT REQUIRING A VOTE OF THE SHAREHOLDERS

At the meeting on August 25, 2008, the Board of Directors took other actions which did not require approval of the shareholders.  These are covered by Form 8-K filed on August 29, 2008, but are summarized here.  The Board of Directors adopted certain codes and policies, specifically:

1.  a Code of Ethics;
2.  a Code of Conduct;
3.  an Insider Trading Policy;
4.  a Disclosure Policy; and
5.  a Whistleblower Policy.

These are attached as exhibits to Form 8-K and interested shareholders may view them there through the EDGAR system.

In addition, the Board of Directors approved and declared a forward stock split of two new shares for each one old share (two-for-one).  This split will take effect as soon as the Company’s legal counsel clear the action with FINRA and a new CUSIP number is obtained.  It is not necessary for you to turn in your old certificate to the stock transfer agent, although you may do so, in which event you will be given a new certificate for the new total of shares held by you.  The Company’s stock transfer agent is:

Olde Monmouth Stock Transfer Co., Inc.
200 Memorial Highway
Atlantic Highlands, New Jersey 07716
telephone: (732) 872-2727
facsimile: (732) 872-2728

Alternatively, you may retain your certificate, which will continue to be valid.  Upon effectiveness of the proposed Articles of Amendment, with the change in the Company’s name, new share certificates will be printed and you may then exchange your certificate for a certificate in the new corporate name which will reflect the additional shares.  This exchange will be at the Company’s expense.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, including its public reference room located at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) at www.sec.gov.

MISCELLANEOUS
We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such persons for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at our office address, 131 Court Street, #11, Exeter, New Hampshire 03833.

September 8, 2008	BY ORDER OF THE BOARD OF DIRECTORS /s/ James D. Beatty Chairman of the Board

EXHIBIT 1

STATE OF NEVADA

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF WELLENTECH SERVICES, INC.

Wellentech Services, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby amends and restates its Articles of Incorporation, as follows:

1.  The Name of the Corporation: Implex Corporation

2.  Its registered agent is CSC Services of Nevada, Inc., 502 Eat John Street, Carson City, Nevada 89706.

3. The corporation shall have authority to issue Two Hundred Million (200,000,000) shares of Capital Stock.  The Two Hundred Million (200,000,000) shares which the corporation shall have authority to issue shall be divided into two classes:

100,000,000 Preferred Shares, having a par value of one tenth of a cent ($.001) per share

and

100,000,000 Common Shares, having a par value of one tenth of a cent ($.001) per share

A description of the different classes of stock and a statement of the designations, preferences, voting rights, limitations and relative rights of the holders of stock of such classes are as follows:

A.           Common Shares.  The terms of the Common Shares of the corporation shall be as follows:

(1)  Dividends.  Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

(2) Liquidation.  In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the  corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

(3) Voting rights.  Each holder of a Common Share shall have one vote in respect of each share of such stock held by him.  There shall not be cumulative voting.

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B.           Preferred Shares.   Prior to the issuance of any of the Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to then be issued from the total shares authorized, and such shares shall constitute a series of the Preferred Shares.  Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation.  Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series.  Except to the extent otherwise provided in the Board of Directors' determination of a series, the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Shares and any other series of the Preferred Shares.  Also, any series of the Preferred Shares may have voting rights.

4.  Its Board of Directors is:

James D. Beatty 141 Adelaide St. W. Suite 500 Toronto, Ontario M5H 3L5	Richard C. Fox 131 Court St., #11 Exeter, Mew Hampshire 03833

5.  The purposes for which the corporation is organized are to do or engage in any lawful business for which corporation may be organized under the Nevada  Corporation Law.

8.  Board of Directors.  The business and property of the corporation shall be managed by a Board of Directors of not fewer than one (1) nor more than twenty-one (21) directors, who shall be natural persons of full age, and who shall be elected annually by the shareholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors.  In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors are elected and qualified.  Directors need not be residents of the State of Nevada nor shareholders.  Any vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, though less than a quorum, for the unexpired term.  The Board of Directors shall have full power, and it is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the shareholders.

9.   Limitation on Liability of Director.  No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not apply to any liability of a director for any action for which the Nevada Corporation Law proscribes this limitation and then only to the extent that this limitation is specifically so proscribed.

10.  Interested Directors.   In case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are shareholders, directors, or officers, such contracts or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have an interest therein which is or might be adverse to the interest of this corporation, provided that such contracts or transactions are in the usual course of business.

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     In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any individual or firm, shall in any way be affected or invalidated by the fact that any of the directors of this corporation is interested in such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors in the meeting of such Board at which time such contract or transaction was authorized or confirmed, and provided, however, that any such directors of this corporation who are so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize or confirm such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction with the like force and effect as if he were not such director or officer of such other corporation or not so interested.

11.  Indemnification.  The following indemnification provisions shall be deemed to be contractual in nature and not subject to retroactive removal or reduction by amendment.
                  (a)     This corporation shall indemnify any director and any officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of this corporation as a director or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of this corporation, and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful.  However, with respect to any action by or in the right of this corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case.

Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or in a plea of nolo contendere or its  equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct.  Indemnification hereunder may be paid by the corporation in advance of the final disposition of any action, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.
(b)           The corporation shall also indemnify any director or officer who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct.
(c)           The indemnification provided for herein shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such persons.

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(d)           In addition to the indemnification provided for herein, the corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders.

12.  Stock Splits without Stockholder Approval.  The Board of Directors, without the consent of the stockholders of the corporation, may adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustment to the corporation’s capital accounts.